At Qorvo		At the Financial Relations Board
Doug DeLieto	Mark Murphy	Joe Calabrese
VP, Investor Relations	CFO	Vice President
336-678-5797	336-678-7975	212-827-3772

FOR IMMEDIATE RELEASE

Qorvo® Announces Fiscal 2018 Fourth Quarter Financial Results

GREENSBORO, NC — May 2, 2018 — Qorvo® (Nasdaq:QRVO), a leading provider of innovative RF solutions that connect the world, today announced financial results for the Company’s fiscal 2018 fourth quarter, ended March 31, 2018. On a GAAP basis, revenue for Qorvo’s fiscal 2018 fourth quarter was $665.4 million, gross margin was 38.0%, operating loss was $31.8 million, and loss per share was $0.10. On a non-GAAP basis, revenue for Qorvo’s fiscal 2018 fourth quarter was $664.4 million, gross margin was 48.0%, operating income was $163.1 million, or 24.5% of sales, and diluted earnings per share was $1.07.

Bob Bruggeworth, president and chief executive officer of Qorvo, said, “We are pleased with our March quarterly performance, during which the Qorvo team delivered revenue and EPS above the midpoint of our range and record free cash flow. In fiscal 2018, IDP expanded margins and achieved outstanding revenue growth, up over 20%, while Mobile Products expanded margins and built a solid foundation for profitable growth. I’m particularly pleased with our BAW-based design win momentum across multiple products and customers. Qorvo is better positioned today to target and win our markets’ highest growth and most complex opportunities, which will drive us toward our target operating model.”

Quarterly Highlights

▪	Delivered record IDP revenue of $212.0 million, up 26% year over year, led by IoT, defense and GaN

▪	Achieved record smart home revenue driven by “Pod in Every Room™” use cases, with multiple 2.4GHz, 5GHz and BAW filter design wins with leading meshed Wi-Fi home networking system providers

▪	Expanded support of leading China-based smartphone manufacturer with Phase 6 RF Fusion™, as well as antenna tuning and envelope tracking (ET), for a marquee smartphone

▪	Received production orders from leading Korea-based smartphone manufacturer for high-band, BAW-based RF Fusion modules for 2018 high-volume, mass-tier smartphones

▪	Announced industry’s most powerful GaN-on-SiC transistor, boosting signal integrity and range with 1.8KW of output power at 65V

▪	Extended 5G base station market leadership by adding the industry’s first 28GHz GaN-on-SiC front end module

▪	Released industry-first BAW filter with 4X power handling capabilities for 5G massive-MIMO FEMs

▪	Expanded shipments of BAW-based band 1/3 quadplexers and commenced production shipments of Phase 6 RF Fusion to leading performance-tier smartphone manufacturers

▪	Honored with inclusion in China Mobile’s 5G Terminal Forerunner Program at the GTI International Industry Summit

Financial Commentary and Outlook

Mark Murphy, chief financial officer of Qorvo, said, “Our fourth quarter results were consistent with our guidance and reflect higher than expected revenue in our Mobile business. We also achieved our second consecutive quarter of record free cash flow. For the June quarter, our guidance reflects near-term impacts of product mix and costs associated with lower utilization at our SAW filter fabs. For fiscal year 2019, we anticipate year-over-year margin expansion and strong free cash flow growth.”

Qorvo currently believes the demand environment in its end markets supports the following non-GAAP expectations for the June 2018 quarter:

•	Quarterly revenue in the range of $645 million to $665 million

•	Gross margin of approximately 44%

•	Diluted earnings per share of $0.75 at the midpoint of guidance

Qorvo’s actual quarterly results may differ from these expectations and projections, and such differences may be material.

Selected Financial Information

The following tables set forth selected GAAP and non-GAAP financial information for Qorvo for the periods indicated. See the more detailed financial information for Qorvo, including reconciliation of GAAP and non-GAAP financial information, attached.

	SELECTED GAAP RESULTS
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended March 31, 2018	For the quarter ended December 30, 2017	Change vs. Q3 FY 2018
Revenue	$665.4	$845.7	$(180.3)
Gross profit	$252.6	$336.9	$(84.3)
Gross margin	38.0%	39.8%	-1.8	ppt
Operating expenses	$284.4	$256.6	$27.8
Operating (loss) income	$(31.8)	$80.3	$(112.1)
Net loss	$(12.5)	$(33.1)	$20.6
Weighted average diluted shares	126.5	127.0	(0.5)
Diluted EPS	$(0.10)	$(0.26)	$0.16

	SELECTED NON-GAAP RESULTS[1]
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended March 31, 2018	For the quarter ended December 30, 2017	Change vs. Q3 FY 2018
Revenue	$664.4	$844.8	$(180.4)
Gross profit	$318.7	$405.1	$(86.4)
Gross margin	48.0%	48.0%	0.0	ppt
Operating expenses	$155.6	$150.8	$4.8
Operating income	$163.1	$254.3	$(91.2)
Net income	$138.6	$220.2	$(81.6)
Weighted average diluted shares	130.0	130.5	(0.5)
Diluted EPS	$1.07	$1.69	$(0.62)

	SELECTED GAAP RESULTS
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended March 31, 2018	For the quarter ended April 1, 2017	Change vs. Q4 FY 2017
Revenue	$665.4	$643.0	$22.4
Gross profit	$252.6	$231.6	$21.0
Gross margin	38.0%	36.0%	2.0	ppt
Operating expenses	$284.4	$256.1	$28.3
Operating loss	$(31.8)	$(24.5)	$(7.3)
Net (loss) income	$(12.5)	$55.9	$(68.4)
Weighted average diluted shares	126.5	131.0	(4.5)
Diluted EPS	$(0.10)	$0.43	$(0.53)

	SELECTED NON-GAAP RESULTS[1]
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended March 31, 2018	For the quarter ended April 1, 2017	Change vs. Q4 FY 2017
Revenue	$664.4	$642.0	$22.4
Gross profit	$318.7	$296.5	$22.2
Gross margin	48.0%	46.2%	1.8	ppt
Operating expenses	$155.6	$163.1	$(7.5)
Operating income	$163.1	$133.4	$29.7
Net income	$138.6	$111.7	$26.9
Weighted average diluted shares	130.0	131.0	(1.0)
Diluted EPS	$1.07	$0.85	$0.22
1Excludes stock-based compensation, amortization of intangibles, restructuring charges, acquisition and integration related costs, non-cash deferred royalty revenue and equal and offsetting non-cash prepaid royalty amortization, start-up costs, loss (gain) on assets, loss on debt extinguishment, (gain) loss on investments, and an adjustment of income taxes.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP revenue, (ii) non-GAAP gross profit and gross margin, (iii) non-GAAP operating income and operating margin, (iv) non-GAAP net income, (v) non-GAAP net income per diluted share, (vi) non-GAAP operating expenses (research and development; selling, general and administrative), (vii) free cash flow, (viii) EBITDA, (ix) non-GAAP return on invested capital (ROIC), and (x) net debt or positive net cash. Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables, attached, and the "Additional Selected Non-GAAP Financial Measures and Reconciliations” tables, attached.

In managing Qorvo's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and other operating expenses. Also, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and stock-based compensation expense, which may obscure trends in Qorvo's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of Qorvo's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of Qorvo's results of operations and the factors and trends affecting Qorvo's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of Qorvo's operations, are outlined below:

Non-GAAP revenue. Non-GAAP revenue excludes non-cash deferred royalty revenue. We believe that the exclusion of this non-cash adjustment to revenue provides management and investors a more effective means of evaluating our historical and projected performance.

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude stock-based compensation expense, amortization of intangible assets, non-cash deferred royalty revenue, non-cash prepaid royalty amortization, and certain non-cash expenses. We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin gives management and investors a more effective means of evaluating Qorvo's historical performance and projected costs and the potential for realizing cost efficiencies. We believe that the majority of Qorvo's purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating Qorvo's business. In this regard, we note that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although we set the amortization expense based on useful life of the various assets at the time of the transaction, we cannot influence the timing and amount of the future amortization expense recognition once the lives are established. Similarly, we believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of stock-based compensation expense assists management and investors in evaluating the period-over-period performance of Qorvo's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of Qorvo during the period in which the expense is incurred and generally are outside the control of management. Moreover, we believe that the exclusion of stock-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to Qorvo's gross profit and gross margins and other financial measures in comparison to prior periods. We also believe that the adjustments to profit and margin related to non-cash deferred royalty revenue, non-cash prepaid royalty amortization and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore the exclusion of these items provides management and investors with better visibility into the actual revenue and actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating income and operating margin. Non-GAAP operating income and operating margin exclude stock-based compensation expense, amortization of intangible assets, restructuring charges, acquisition and integration related costs, loss (gain) on assets, start-up costs and certain non-cash expenses. We believe that presentation of a measure of operating income and operating margin that excludes amortization of intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that restructuring charges, acquisition and integration related costs, loss (gain) on assets, start-up costs and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP operating income and operating margin has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of stock-based compensation expense, amortization of intangible assets, restructuring charges, acquisition and integration related costs, loss (gain) on assets, start-up costs, certain non-cash expenses, loss on debt extinguishment, (gain) loss on investments and also reflect an adjustment of income taxes. The income tax adjustment primarily represents: an $18.6 million discrete tax benefit related to an adjustment in the provisional estimate resulting from the enactment of the new U.S. Tax Cuts and Jobs Act including, a provisional tax benefit of $23.1 million for the quarter from the one time deemed repatriation of the historical foreign earnings and a provisional tax expense of $4.5 million from the remeasurement of U.S. deferred tax assets and liabilities; use of tax credit carryforwards; deferred tax expense not affecting taxes payable; tax deductible stock-based compensation expense in excess of GAAP stock-based compensation expense; and non-cash expense (benefit) related to uncertain tax positions. We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income and operating margin. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP research and development and selling, general and administrative expenses. Non-GAAP research and development and selling, general and administrative expenses exclude stock-based compensation expense, amortization of intangible assets, acquisition and integration related costs and certain non-cash expenses. We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that acquisition and integration related costs do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Free cash flow. Qorvo defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA. Qorvo defines EBITDA as earnings before interest expense and interest income, income tax expense (benefit), depreciation and intangible amortization. Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of an adjustment for income taxes (as described above), by average invested capital. Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of current liabilities (excluding the current portion of long-term debt and other short-term financings) from the average of the beginning balance and the ending balance of net accounts receivable, inventories, other current assets, net property and equipment and a cash amount equal to seven days of quarterly revenue.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus any borrowings under our credit facility and the principal balance of our senior unsecured notes. Management believes that net debt or positive net cash provides useful information regarding the level of Qorvo's indebtedness by reflecting cash and investments that could be used to repay debt.

Forward-looking non-GAAP measures. Our earnings release contains forward-looking non-GAAP revenue, gross margin, income tax rate and diluted earnings per share. We provide these non-GAAP measures to investors on a prospective basis for the same reasons (set forth above) that we provide them to investors on a historical basis. GAAP revenue is expected to reconcile within $1.0 million of the quarterly forecasted non-GAAP revenue. We are unable to provide a reconciliation of the remaining forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures without unreasonable effort due to variability and difficulty in making accurate projections for items that would be required to be included in the GAAP measures, such as stock-based compensation, integration related costs, restructuring charges and the provision for income taxes. We believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP financial measures as an analytical tool compared to the most directly comparable GAAP financial measures are these non-GAAP financial measures (i) may not be comparable to similarly titled measures used by other companies in our industry, and (ii) exclude financial information that some may consider important in evaluating our performance, thus limiting their usefulness as a comparative tool. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities. We further compensate for the limitations of our use of non-GAAP financial measures by presenting the corresponding GAAP measures more prominently.

Qorvo will conduct a conference call at 5:00 p.m. EDT today to discuss today’s press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.qorvo.com (under “Investors”). A telephone playback of the conference call will be available approximately two hours after the call’s completion and can be accessed by dialing 719-457-0820 and using the passcode 7544650. The playback will be available through the close of business May 9, 2018.

About Qorvo

Qorvo (NASDAQ:QRVO) makes a better world possible by providing innovative RF solutions at the center of connectivity. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers’ most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including advanced wireless devices, wired and wireless networks and defense radar and communications. We also leverage our unique competitive strengths to advance 5G networks, cloud computing, the Internet of Things, and other emerging applications that expand the global framework interconnecting people, places and things. Visit www.qorvo.com to learn how Qorvo connects the world.

Qorvo is a registered trademark of Qorvo, Inc. in the U.S. and in other countries. All other trademarks are the property of their respective owners.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws. Our business is subject to numerous risks and uncertainties, including those relating to fluctuations in our operating results, our dependence on a few large customers for a substantial portion of our revenue, a loss of revenue if contracts with the U.S. government or defense and aerospace contractors are canceled or delayed, our ability to implement innovative technologies, our ability to bring new products to market and achieve design wins, the efficient and successful operation of our wafer fabrication and other facilities, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, variability in manufacturing yields, industry overcapacity, inaccurate product forecasts and corresponding inventory and manufacturing costs, dependence on third parties, our dependence on international sales and operations, our ability to attract and retain skilled personnel and develop leaders, the possibility that future acquisitions may dilute our stockholders' ownership and cause us to incur debt and assume contingent liabilities, fluctuations in the price of our common stock, our ability to protect our intellectual property, claims of intellectual property infringement and other lawsuits, security breaches and other similar disruptions compromising our information, and the impact of government and stringent environmental regulations. These and other risks and uncertainties, which are described in more detail in Qorvo's most recent Annual Report on Form 10-K and in other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

# # #

Financial Tables to Follow

QRVO-F

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31, 2018	April 1, 2017	March 31, 2018	April 1, 2017
Revenue	$665,383	$642,992	$2,973,536	$3,032,574

Costs and expenses:
Cost of goods sold	412,743	411,396	1,826,570	1,897,062
Research and development	110,795	115,670	445,103	470,836
Selling, general and administrative	122,898	132,738	527,751	545,588
Other operating expense	50,720	7,644	103,830	31,029
Total costs and expenses	697,156	667,448	2,903,254	2,944,515

(Loss) income from operations	(31,773)	(24,456)	70,282	88,059
Interest expense	(16,161)	(13,674)	(59,548)	(58,879)
Other income (expense), net	4,255	842	6,411	(1,875)

(Loss) income before income taxes	$(43,679)	$(37,288)	$17,145	$27,305
Income tax benefit (expense)	31,178	93,196	(57,433)	(43,863)

Net (loss) income	$(12,501)	$55,908	$(40,288)	$(16,558)

Net (loss) income per share, diluted	$(0.10)	$0.43	$(0.32)	$(0.13)

Weighted average outstanding diluted shares	126,531	131,001	126,946	127,121

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2018	December 30, 2017	April 1, 2017

GAAP operating (loss) income	$(31,773)	$80,320	$(24,456)
Stock-based compensation expense	9,859	13,715	15,554
Amortization of intangible assets	133,294	135,743	133,427
Restructuring charges	4,464	8,958	377
Acquisition and integration related costs	2,448	2,723	4,243
Start-up costs	5,103	5,415	3,399
Other (including loss on assets and other non-cash expenses)	39,693	7,397	876
Non-GAAP operating income	$163,088	$254,271	$133,420

GAAP net (loss) income	$(12,501)	$(33,082)	$55,908
Stock-based compensation expense	9,859	13,715	15,554
Amortization of intangible assets	133,294	135,743	133,427
Restructuring charges	4,464	8,958	377
Acquisition and integration related costs	2,448	2,723	4,243
Start-up costs	5,103	5,415	3,399
Other (including loss on assets and other non-cash expenses)	39,693	7,397	876
Loss on debt extinguishment	928	—	—
(Gain) loss on investments	(1,241)	282	—
Adjustment of income taxes	(43,430)	79,059	(102,035)

Non-GAAP net income	$138,617	$220,210	$111,749

GAAP weighted average outstanding diluted shares	126,531	127,034	131,001
Dilutive stock-based awards	3,475	3,422	—
Non-GAAP weighted average outstanding diluted shares	130,006	130,456	131,001

Non-GAAP net income per share, diluted	$1.07	$1.69	$0.85

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	March 31, 2018		December 30, 2017		April 1, 2017
GAAP gross profit/margin	$252,640	38.0%	$336,927	39.8%	$231,596	36.0%
Adjustment for intangible amortization	63,245	9.5%	63,279	7.5%	60,966	9.5%
Adjustment for stock-based compensation	2,408	0.4%	4,546	0.5%	3,697	0.6%
Other non-cash expenses	362	—%	347	0.1%	288	—%
Non-cash deferred royalty revenue and equal and offsetting non-cash prepaid royalty amortization ($970)	—	0.1%	—	0.1%	—	0.1%
Non-GAAP gross profit/margin	$318,655	48.0%	$405,099	48.0%	$296,547	46.2%

Three Months Ended
Non-GAAP Operating Income	March 31, 2018
(as a percentage of sales)

GAAP operating loss	(4.8)%
Stock-based compensation expense	1.5%
Amortization of intangible assets	20.1%
Restructuring charges	0.7%
Acquisition and integration related costs	0.3%
Start-up costs	0.8%
Other (including loss on assets and other non-cash expenses)	5.9%
Non-GAAP operating income	24.5%

Three Months Ended
Free Cash Flow (1)	March 31, 2018
(in millions)

Net cash provided by operating activities	$259.0
Purchases of property and equipment	(32.2)
Free cash flow	$226.8

(1) Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures.

QORVO, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2018	December 30, 2017	April 1, 2017
GAAP research and development expense	$110,795	$106,411	$115,670
Less:
Stock-based compensation expense	5,447	5,091	6,108
Other non-cash expenses	407	388	705
Non-GAAP research and development expense	$104,941	$100,932	$108,857

	Three Months Ended
	March 31, 2018	December 30, 2017	April 1, 2017
GAAP selling, general and administrative expense	$122,898	$126,555	$132,738
Less:
Stock-based compensation expense	1,897	3,907	5,732
Amortization of intangible assets	70,049	72,463	72,461
Other non-cash expenses	326	290	275
Non-GAAP selling, general and administrative expense	$50,626	$49,895	$54,270

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2018	April 1, 2017
ASSETS
Current assets:
Cash and cash equivalents	$926,037	$545,463
Accounts receivable, net	345,957	357,948
Inventories	472,292	430,454
Other current assets	99,519	127,740
Total current assets	1,843,805	1,461,605

Property and equipment, net	1,374,112	1,391,932
Goodwill	2,173,889	2,173,914
Intangible assets, net	860,336	1,400,563
Long-term investments	63,765	35,494
Other non-current assets	65,612	58,815
Total assets	$6,381,519	$6,522,323

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$380,375	$386,830
Other current liabilities	60,904	31,998
Total current liabilities	441,279	418,828

Long-term debt	983,290	989,154
Deferred tax liabilities	63,084	131,511
Other long-term liabilities	118,302	86,108
Total liabilities	1,605,955	1,625,601

Stockholders’ equity	4,775,564	4,896,722

Total liabilities and stockholders’ equity	$6,381,519	$6,522,323